                      GLOBALSTAR TELECOMMUNICATIONS LIMITED


                               PURCHASE AGREEMENT

                                    of up to

                          $105,000,000 of COMMON STOCK

                                                              September 18, 2000

BEAR, STEARNS INTERNATIONAL LIMITED
245 Park Avenue
New York, N.Y.  10167

Dear Sirs:

                Globalstar Telecommunications Limited, a company organized and existing under the laws of Bermuda (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Bear, Stearns International Limited ("Bear Stearns") shares of Common Stock of the Company (the "Common Stock") having an Aggregate Base Price (as herein defined) of $105,000,000 in a series of tranches (each a "Tranche"). The determination to take down a Tranche, the number of shares of Common Stock to be included in the Tranche and the purchase price per share to be paid by Bear Stearns are subject to the terms and conditions set forth herein. The Company and Bear Stearns hereby agree as follows:

                The following terms as used in this Agreement shall have the following meanings:

                "Additional Service Provider Agreements" means all material service provider agreements entered into between Globalstar and the additional service providers after the date of the Founding Service Provider Agreements.

                "Aggregate Base Price" is the total number of shares of Common Stock sold pursuant to this agreement, plus the number of shares of Common Stock for which a Notice of Sale has been received but which have yet to be sold ("Shares-in-Process") multiplied by their respective Base Price. In the event that the Base Price is not yet known

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for such Shares-in-Process, it shall be determined based on the Prior VWA Price.

                "Applicable Tranche Shares" means, with respect to a Tranche, the number of shares of Common Stock which Bear Stearns is required to purchase from the Company, as specified in Section 2(a)(i).

                "Base Price" means the price per share paid by Bear Stearns to the Company, determined, with respect to each Tranche, in accordance with the provisions of Section 2(a)(ii).

                "Base Prospectus" shall mean the base prospectus contained in the Registration Statement on a Notice Date.

                "Business Day" means any day on which trading in the Common Stock is conducted through NASDAQ.

                "Bye-laws" means the bye-laws of the Company.

                "Closing Bid Price" means (x) the last bid price as reported by Bloomberg L.P. or (y) if for any reason Bloomberg L.P. shall not report such last bid price, the last bid price as reported by the NASDAQ, as of the close of the afternoon trading session, at approximately 4:00 p.m., as determined by Bear Stearns in a commercially reasonable manner.

                "Commission" means the U.S. Securities and Exchange Commission.

                "Common Stock" shall have the meaning assigned thereto in the first paragraph of this Agreement.

                "Communications Act" means the Communications Act of 1934.

                "Exchange Act" means the Securities Exchange Act of 1934.

                "FCC" means the Federal Communications Commission.

                "Final Tranche" shall have the meaning assigned thereto in
Section 2(a)(i).



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                "Founding Service Provider Agreements" means the Service
Provider Agreements dated as of January 1, 1995 entered into between Globalstar and certain founding service providers.

                "Globalstar" means Globalstar, L.P., a Delaware limited partnership.

                "Globalstar Credit Agreement" means the Credit Agreement, dated as of August 5, 1999, among Globalstar, the several financial institutions named therein and Bank of America, N.A., as administrative agent (referred to herein as the "Administrative Agent"), as amended or supplemented from time to time during the term of this agreement.

                "Initial Letter" shall have the meaning assigned thereto in
Section 7(i).

                "Investment Company Act" means the Investment Company Act of 1940 and the rules and regulations thereunder.

                "Lock-up Period" means, with respect to a Tranche, all times from the applicable Notice Date through the last day on which the applicable Base Price is determined, inclusive.

                "Loral" means Loral Space & Communications Ltd., a company organized and existing under the laws of Bermuda.

                "LQP" means Loral/QUALCOMM Partnership, L.P., a Delaware limited partnership and the general partner of LQSS.

                "LQSS" means Loral/QUALCOMM Satellite Services, L.P., a Delaware limited partnership and the managing general partner of Globalstar.

                "Market Disruption Event" shall have the meaning assigned thereto in Section 7(m).

                "Material Adverse Change" means, with respect to any entity, any material adverse change in or affecting the business, results of operations, financial condition, owners' equity (stockholders' equity in the case of a

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corporation and partners' equity in the case of a partnership) or prospects of such entity, taken as a whole.

                "Memorandum of Association" means the memorandum of association of the Company.

                "NASDAQ" means the NASDAQ National Market or the American Stock Exchange or the New York Stock Exchange if the Common Stock is then traded thereon.

                "Notice Date" means, with respect to each Tranche, the date a Notice of Sale is executed by the Company and delivered to Bear Stearns.

                "Notice of Sale" means the document, the form of which is attached as Exhibit 1, to be delivered by the Company to Bear Stearns, which instructs Bear Stearns to offer the Applicable Tranche Shares to the public.

                "Officer's Certificate" shall have the meaning assigned thereto in Section 7(j).

                "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Globalstar, L.P. dated as of March 6, 1996, as amended as of April 8, 1998, January 26, 1999, and February 1, 2000, among LQSS, the Company and certain limited partners named therein.

                "Pricing Supplement" means the supplement to the Prospectus which sets forth, with respect to a Tranche, the number of Applicable Tranche Shares, the anticipated Tranche Closing Date, and any other information mutually agreed to be included by the Company and Bear Stearns.

                "Preferred Partnership Interests" shall have the meaning assigned thereto in Section 1(r).

                "Prior VWA Price" means the arithmetic average of the volume weighted average price of the Common Stock reported by NASDAQ on the two Business Days preceding the Notice Date.

                "Prospectus" shall mean, on any date, the Base Prospectus and each prospectus supplement (including any

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Pricing Supplement) relating to the Common Stock offered pursuant to this agreement filed pursuant to Rule 424(b).

                "Purchase Price Option A" means the price which Bear Stearns pays to the Company on a Tranche Closing Date for the Applicable Tranche Shares as specified in Section 2(a)(ii)(A).

                "Purchase Price Option B" means the price which Bear Stearns pays to the Company on a Tranche Closing Date for the Applicable Tranche Shares as specified in Section 2(a)(ii)(B).

                "Purchase Price Option C" means the price which Bear Stearns pays to the Company on a Tranche Closing Date for the Applicable Tranche Shares as specified in Section 2(a)(ii)(C).

                "QUALCOMM" shall have the meaning assigned thereto in
Section 1(d).

                "QUALCOMM Agreement" shall have the meaning assigned thereto in
Section 1(l).

                "QUALCOMM Facility" shall have the meaning assigned thereto in
Section 1(d).

                "Registration Statement" shall mean the registra tion statement (No. 33-83239) that was originally declared effective on August 18, 1999, as amended by the post- effective amendment that was declared effective on September 15, 2000, registering for sale pursuant to Rule 415 certain securities of the Company and Globalstar, including the filings with the Commission pursuant to the Exchange Act incorporated therein, as amended on each Notice Date.

                "Revolving Credit Agreement" means the revolving credit agreement dated as of December 15, 1995, as amended, among Globalstar, Chemical Bank (now The Chase Manhattan Bank), as administrative agent, and the lenders signatory thereto.

                "Rule 415", "Rule 424" and "Rule 430A" refer to such rules under the Securities Act.


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                "Rule 430A Information" shall mean information with respect to the Common Stock and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                "Rules and Regulations" means the rules and regulations in effect at any relevant time adopted by the Commission under the Securities Act or the Exchange Act, as applicable.

                "Securities Act" means the Securities Act of 1933.

                "Series A Preferred Stock" shall have the meaning assigned thereto in Section 1(r).

                "Series B Preferred Stock" shall have the meaning assigned thereto in Section 1(r).

                "Service Provider Agreements" means the Founding Service Provider Agreements and the Additional Service Provider Agreements.

                "Shares-in-Process" shall have the meaning assigned in the definition of "Aggregate Base Price".

                "SS/L" means Space Systems/Loral Inc., a Delaware corporation.

                "SS/L Agreement" shall have the meaning assigned thereto in
Section 1(l).

                "Tranche Closing Date" means the third Business Day after delivery by the Company to Bear Stearns of a Notice of Sale, on which payment and delivery of the Applicable Tranche Shares occurs, unless extended pursuant to Section (2)(a)(iv).

                "Tranche Period" means, with respect to a Tranche, all times from the Notice Date through the Tranche Closing Date, inclusive.


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                1.      Representations, Warranties and Agreements of the
Company and Globalstar. Each of the Company and Globalstar represents, warrants and agrees that:

                (a) The Company meets the requirements for use of Form S-3 under the Securities Act in connection with the offering pursuant to the Prospectus. The Registration Statement has remained in effect since it was originally declared effective by the Commission on August 18, 1999, and the post-effective amendment has remained in effect since it was originally declared effective by the Commission on September 15, 2000. The Registration Statement covers, among other securities, the registration under the Securities Act of the offering and sale of the Common Stock. Upon the offering of each Tranche, the Company will file with the Commission a Prospectus, or Pricing Supplement in circumstances where only a Pricing Supplement is required, in accordance with Rules 415, 424(b) and 430A. As filed, such Prospectus shall contain all applicable Rule 430A Information, together with all other such required information, and, except to the extent Bear Stearns shall agree in writing to a modification, shall be in all substantive respects in the form furnished to Bear Stearns on or prior to the Notice Date. The Registration Statement, on the Notice Date, meets the requirements set forth in Rules 415(a)(1)(x) and (a)(4).

                (b) As of the date hereof, the Registration Statement did not, and on each Notice Date and Tranche Closing Date the Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), any Notice Date and any Tranche Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and Globalstar make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by Bear Stearns specifically for inclusion in the Registration Statement or the Prospectus.


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                (c)     The Company has been duly incorporated as an exempted
company and is validly existing as an exempted company in good standing under the laws of Bermuda, with all requisite power and authority and, except as disclosed in the Prospectus, has all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to any Tranche Closing Date there will not be, any change in the capital stock or long-term debt of the Company, or any Material Adverse Change, or any development involving a prospective Material Adverse Change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, taken as a whole, otherwise than as set forth or contemplated, or under arrangements referred to, in the Prospectus.

                (d) Globalstar has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not result in a Material Adverse Change with respect to Globalstar); and Globalstar has all requisite power and authority and, except as disclosed in the Prospectus, all necessary material governmental authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to any Tranche Closing Date there will not be, any change in the partnership interests or long-term debt of Globalstar (except for borrowings under the Globalstar Credit Agreement, under the vendor financing agreement between QUALCOMM Inc., a Delaware corporation ("QUALCOMM") or pursuant to other vendor financing arrangements) and Globalstar dated as of May 5, 2000 (the


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"QUALCOMM Facility"), or any development involving a prospective Material
Adverse Change, with respect to Globalstar, other than as set forth or contemplated, or under arrangements referred to, in the Prospectus.

                (e) Neither the Company nor Globalstar owns any real property and each of the Company and Globalstar has good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such other liens, encumbrances and defects as will not in the aggregate result in a Material Adverse Change of the Company or Globalstar, as the case may be, and do not interfere with the use made and proposed to be made of such property by the Company or Globalstar, as the case may be, and any material real property and buildings held under lease by the Company or Globalstar, as the case may be, are held by them under valid, subsisting and enforceable leases with such exceptions as are described in the Prospectus or are not material and do not interfere with the use made and proposed to be made of such real property and buildings by the Company or Globalstar, as the case may be.

                (f) The Company has authorized capital stock as set forth in the Prospectus, and all the issued shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and not subject to further calls and conform in all material respects to the description in the Prospectus; the Common Stock is approved for trading on NASDAQ and is not subject to any preemptive or similar rights.

                (g) The shares of Common Stock to be issued and sold by the Company to Bear Stearns hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and not subject to further calls and will conform in all material respects to the description of the Common Stock in the Prospectus.

                (h) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture or other agreement



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or instrument to which the Company or Globalstar is a party or by which the
Company or Globalstar is bound or to which any of the property or assets of the Company or Globalstar is subject, nor will such actions result in any violation of the provisions of the Memorandum of Association or the Bye-laws, in each case as amended, of the Company or the Partnership Agreement, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or Globalstar or any of their properties or assets; and no consent, approval, authorization, order, registration, filing or qualification (other than the required filing with the Bermuda Registrar of Companies) of or with any court or governmental agency or body is required for the issue and sale of the Common Stock or the consummation of the other transactions contemplated by this Agreement, except the registration and filings under the Securities Act and the Exchange Act of the Common Stock, and such consents, approvals, authorizations, registrations, filings or qualifications as may be required under state securities or Blue Sky laws or as may be required by the laws of any country other than the United States in connection with the purchase and distribution of the Common Stock by Bear Stearns. The total number of shares of Common Stock to be issued and sold by the Company to Bear Stearns hereunder will at no time be equal to or exceed 20% of the number of shares of common stock of the Company outstanding before this Offering, unless such issuance is approved by the Company's shareholders in accordance with the Company's Memorandum of Association and Bye-laws.

                (i) There are no legal or governmental proceed ings pending to which the Company or Globalstar, or to the knowledge of the Company or Globalstar, any partner of Globalstar, LQSS or LQP is a party or of which any property of the Company or Globalstar is the subject, except such as are described or contemplated by the Prospectus which will individually or in the aggregate be reasonably likely to result in a Material Adverse Change with respect to the Company or Globalstar, as the case may be; and, to the best of the Company's and Globalstar's knowledge and except such as are described or contemplated by the Prospectus, no such proceedings are threatened or contemplated by others.

                (j) There are no contracts or other documents that are required to be described in the Prospectus or filed



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as exhibits to the Registration Statement which are not described therein or filed as exhibits thereto.

                (k) Globalstar and its partners and equipment suppliers own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights (except as otherwise described in the Registration Statement or the Prospectus) necessary to conduct the general business proposed to be operated by Globalstar as described in the Prospectus, and, except as described in the Prospectus, none of Globalstar or its partners or its equipment suppliers has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, in the aggregate, would result in a Material Adverse Change with respect to Globalstar.

                (l) Except as described in the Prospectus or for defaults under the Founding Service Provider Agreement between Globalstar and Hyundai/DACOM, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of the Partnership Agreement, any Service Provider Agreement for the provision of Globalstar services as described in the Prospectus, the agreement between Globalstar and QUALCOMM dated March 18, 1994, as amended (the "QUALCOMM Agreement"), the agreement between Globalstar and SS/L dated February 16, 1994 (the "SS/L Agreement"), the QUALCOMM Facility or any indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or Globalstar is a party or by which either of them is bound, except any such default with respect to any such lease, other agreement or instrument as would not, individually or in the aggregate, result in a Material Adverse Change with respect to the Company or Globalstar, as the case may be.

                (m) The Company and Globalstar have timely filed all material tax returns and notices. Except as described in the Prospectus, the Company and Globalstar have no knowledge, or any reasonable grounds to know, of any federal, state, county, local or foreign tax deficiencies of any nature whatsoever which would, in the aggregate, result

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in a Material Adverse Change with respect to the Company or Globalstar, as the case may be.

                (n) Other than as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registra tion statement filed by the Company under the Securities Act.

                (o) Except as disclosed in the Prospectus, Globalstar carries or will have the benefit of insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaging in similar businesses in similar industries.

                (p) Except as described in the Prospectus, no labor disturbance by the employees of Globalstar exists, or to the knowledge of Globalstar, is imminent which might be expected to result in a Material Adverse Change with respect to Globalstar.

                (q) Each of the Company and Globalstar is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or Globalstar would have any liability; neither the Company nor Globalstar has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 (other than routine minimum funding obligations), 4971 or 4975 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and nothing has occurred, whether by action or failure to act, with respect

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to the operation of any "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under
Section 401(a) of the Code that could reasonably be expected to result in the loss of such qualification.

                (r) Except as may otherwise be disclosed in or contemplated by the Prospectus, since the date as of which information is given in the Prospectus, neither the Company nor Globalstar has (i) issued or granted any securities or partnership interests (except pursuant to the exercise of existing options or warrants), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business (except for borrowings under the Globalstar Credit Agreement, the QUALCOMM Facility or pursuant to other vendor financing arrangements), (iii) entered into any material transaction not in the ordinary course of business or (iv) in the case of the Company, declared or paid any dividend on its capital stock other than with respect to (A) the 8% Series A Convertible Redeemable Preferred Stock of the Company due 2011 (the "Series A Preferred Stock") or (B) the 9% Series B Convertible Redeemable Preferred Stock of the Company due 2011 (the "Series B Preferred Stock") or, in the case of Globalstar, made any distribution to its partners other than with respect to the convertible redeemable preferred general partnership interests of Globalstar issued in connection with the Series A Preferred Stock or Series B Preferred Stock (the "Preferred Partnership Interests").

                (s) Deloitte & Touche LLP, whose report is incorporated by reference in the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations. The financial statements and schedules (including the related notes and supporting schedules) included (by incorporation by reference or otherwise) in the Registration Statement and the Prospectus present fairly the financial condition, results of operations and changes in financial condition of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein) throughout the periods indicated.



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                (t)     Each of the Company and Globalstar (i) makes and keeps
accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets and (C) access to its assets is permitted only in accordance with management's authorization.

                (u) Except as disclosed in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by Globalstar (or, to the knowledge of Globalstar, any of Globalstar's predecessors in interest) at, upon or from any of the property now or previously owned or leased by Globalstar in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Change with respect to Globalstar; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by Globalstar or any of its predecessors or with respect to which Globalstar has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Change with respect to Globalstar; and the terms "hazardous wastes", toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                (v) The Partnership Agreement, the Service Provider Agreements, the SS/L Agreement, the QUALCOMM Agreement and the QUALCOMM Facility have been duly executed by the Company and Globalstar (to the extent that they are parties thereto) and are valid, binding and enforceable agreements, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) Federal or state securities laws or principles of public policy with regard to rights to indemnity under the Partnership Agreement to the extent an indemnified party thereunder may be deemed or alleged to be an underwriter pursuant to such laws; provided, however, that no representation is made hereunder with respect to the enforceability of any provisions contained in the Partnership Agreement or the Service Provider Agreements which state that the parties thereto have agreed to further negotiate with respect to certain matters as specified therein or which provide for the grant of exclusive service territories.

                (w) Globalstar has entered into service provider agreements covering at least 125 countries.

                (x)(i) The FCC has authorized LQP to construct a mobile satellite system capable of operating in the 1610-1626.5/2483.5-2500 MHZ frequency bands, consistent with the technical specifications set forth in its application, the FCC's rules and the conditions set forth in the FCC's Order and Authorization (DA 95-128), released January 31, 1995, as modified by the Erratum, DA 95-373 (released February 29, 1996), as affirmed and modified by the Memorandum Opinion and Order, FCC 96-279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96-1924 (released November 19, 1996); however, such authorization is presently subject to modification, stay or revocation through judicial appeals.

               (ii) Participation by Globalstar in the development and operation of the Globalstar System as described in the Prospectus does not violate the Communications Act or the Rules and Regulations.

              (iii) The construction, launch and operation by Globalstar of the Globalstar satellite constellation authorized by the Order and Authorization (DA 95-128), released January 31, 1995, as modified by the Erratum, DA 95-373 (released February 29, 1996), as affirmed and modified by the Memorandum Opinion and Order, FCC 96-279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96-1924 (released November 19, 1996), does not violate provisions of the Communications Act or the FCC's rules and policies thereunder relating to control of FCC authorizations, provided that L/Q Licensee, Inc. remains in ultimate control of the authorized facilities as defined by the rules and policies of the FCC and that there is no transfer of control of L/Q Licensee, Inc. without prior approval of the FCC.

                (y) After giving effect to the sale of Common Stock by Bear Stearns as contemplated by this Agreement, the Company will not be an "investment company" under the Investment Company Act.

                (z) The ordinary partnership interests to be issued and sold by Globalstar to the Company pursuant to the Partnership Agreement, will be, as of each Tranche Closing Date, duly and validly authorized, executed, issued and delivered, in accordance with the terms of the Partnership Agreement, fully paid and nonassessable and not subject to preemptive rights and will constitute the valid and binding obligations of Globalstar.

                (aa) Neither the Company nor Globalstar or any of their Affiliates has taken, nor will any of them take, di rectly or indirectly, any action designed to cause or that would result in, or which constitutes or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock.

                2.      Purchase and Sale of the Securities.

                (a) At any time prior to September 18, 2001, the Company may effect a sale of a Tranche pursuant to, and subject to the terms of, this Agreement by delivery of a Notice of Sale to Bear Stearns at 245 Park Avenue, New York,

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NY 10167 by 5:30 p.m. New York time on a Business Day. The Company may consider delivery made via fax complete upon the verbal confirmation of receipt by Bear Stearns. Each Notice of Sale shall be executed by an authorized officer of the Company and shall set forth the following with regard to each Tranche takedown:

                (i) the number of shares of Common Stock (the "Applicable Tranche Shares") to be sold pursuant to such Tranche, which number of shares shall not be less than 50,000 or greater than the lesser of:

                        (A) 10% of the total trading volume reported by the NASDAQ during the two Business Days preceding the Notice Date,

                        (B) the lesser of (x) 10% of the total number of shares of Common Stock outstanding as of the date hereof or (y) 10% of the total number of shares of Common Stock outstanding as of the Notice Date or

                        (C) a number of shares calculated in accordance with the following formula:


                      $105,000,000-- Aggregate Base Price;
                      ------------------------------------
                                 Prior VWA Price


        provided, however, in the event that the number of Applicable Tranche Shares equals the amount calculated in clause (C) of this Section 2(a)(i), then (x) the 50,000 share minimum described above shall not apply, and (y) the Notice of Sale shall specify such number of Applicable Tranche Shares, rounded to the next higher integral number of 100 shares, and such Tranche shall be the Final Tranche taken down under this agreement (the "Final Tranche");

               (ii)     whether the Company has chosen:

                        (A)     Purchase Price Option A, which shall equal
                97 1/2% of the arithmetic average of the Closing Bid Price for the Common Stock on the two Business Days following the Notice Date, provided, that if any time the Closing Bid Price is not the high bid price for such day, then such calculation shall exclude any such bids made by Bear Stearns,

                        (B) Purchase Price Option B, which shall equal 93% of the arithmetic average of the volume weighted average price of the Common Stock as reported by NASDAQ on the two Business Days following the Notice Date, or

                        (C) Purchase Price Option C which shall equal 100% of the lowest trading price for the Common Stock as reported by NASDAQ on either of the two Business Days following the Notice Date, excluding trades of less than 10,000 shares and transactions involving Bear Stearns, in its proprietary capacity, for determination of the Base Price of the Applicable Tranche Shares;

              (iii)     the Tranche Closing Date;

               (iv) confirmation that the Common Stock meets the ADTV and public float value (as therein defined) of Rule 101(c)(1) of Regulation M under the Exchange Act; provided, however, that if such ADTV and public float requirements are not met, such Notice of Sale shall state whether the provisions of paragraph (1) or (2) of the definition of "restricted period" under Rule 101 of Regulation M is applicable; if paragraph (1) is applicable, the reference to "on the two Business Days following the Notice Date" in subparagraphs (A), (B) and (C) of paragraph (a)(ii) above shall be changed to "on the two Business Days following one 'business day' (as such term is defined in Rule 100 of Regulation M under the Exchange Act) subsequent to the Notice Date" and, if paragraph (2) is applicable, shall be changed to "on the two Business Days following the five

        'business days' (as such term is defined in Rule 100 of Regulation M under the Exchange Act) subsequent to the Notice Date"; and

                (v) confirmation that the representations and warranties contained in Section 1 of this agreement, qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects as of such Notice Date, provided, however, that in all cases any qualifications as to materiality shall be considered in the aggregate, and the covenants contained in Sections 5 and 6 of this agreement have been satisfied in all material respects as of such Notice Date and shall be accompanied by the Pricing Supplement setting forth information relating to the Tranche and if any amendments or supplements to the Prospectus are required, the Prospectus.

                (b) The Company shall not issue a Notice of Sale, and any such Notice of Sale so issued shall be deemed ineffective, unless each of the following conditions is met:

                (i) a Notice of Sale was not issued on the immediately preceding Business Day;

               (ii) Bear Stearns is not subject to a restricted period (as therein defined) of Rule 101 of Regulation M under the Exchange Act with regard to the Common Stock; and

              (iii) at no time on the Notice Date had the Common Stock traded at a price of $4.50 or less.

                (c) Pursuant to this agreement, Bear Stearns shall not be obligated to purchase more than $105,000,000 Aggregate Base Price of Common Stock other than as may result from the Base Price for the Applicable Tranche Shares being in excess of the Prior VWA Price used in the calculations set forth in Section 2(a)(i).

                (d) The Company shall not be obligated to deliver any Common Stock on any Tranche Closing Date, except upon payment for all the Applicable Tranche Shares to be purchased on such Tranche Closing Date as provided herein. The previous sentence notwithstanding, with respect to a Tranche that has yet to close, upon the occurrence of a Market Disruption Event, or any other event or occurrence which, in Bear Stearns' reasonable opinion, after consultation with the Company and its counsel, makes it unlikely that the conditions to the closing on the Tranche Closing Date will be met, or in the event that a Tranche does not close on the Tranche Closing Date, the Company shall be obligated to, at Bear Stearns' option (except that in the case of a Market Disruption Event, only option (A) will be utilized), either: (A) deliver to Bear Stearns such number of shares of Common Stock which Bear Stearns sold in the market pursuant to such outstanding Notice of Sale at the price at which such shares were sold in the market or (B) make a payment to Bear Stearns in cash in an amount sufficient to make Bear Stearns whole with regard to the sale of such shares.

                3. Commitment Fee. The Company shall pay to Bear Stearns $5,000,000, in consideration for entering into this agreement. Such payment shall be made in cash according to the following schedule:

   Amount                            Date
   ------                            ----

$1,500,000                    September 18, 2000;

 1,000,000                    September 21, 2000;

 1,500,000                    September 26, 2000;

 1,000,000                    September 29, 2000.

If the Company shall fail to make any payment when due, (x) the remainder of such payments shall become immediately due and payable and (y) Bear Stearns shall be released from all existing obligations hereunder.

                4. Delivery of and Payment for Applicable Tranche Shares. Delivery of and payment for the Applicable Tranche Shares shall be made at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 (or such other mutually agreed upon place) at 10:00 a.m., New York City time, on the third Business Day following the Notice Date or at such other date or place as shall be determined by agreement between Bear Stearns and the Company. On each Tranche Closing Date, the Company shall deliver or cause to be delivered certificates representing the Applicable Tranche Shares to Bear Stearns for its account against payment to or upon the order of the Company of the purchase price by wire transfer in certified or official bank check or checks payable in same-day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of Bear Stearns hereunder. Upon delivery, the Applicable Tranche Shares shall be registered in such names and in such denominations as Bear Stearns shall request in writing not less than two Business Days prior to the Tranche Closing Date. For the purpose of expediting the checking and packaging of the certificates for the Applicable Tranche Shares, the Company shall make the certificates representing the Applicable Tranche Shares available for inspection by Bear Stearns in New York, New York, not later than 2:00 p.m., New York City time, on the Business Day prior to the Tranche Closing Date. If the Company is unable or unwilling to comply with the terms of this Section 4, or any other conditions to settlement (including but not limited to, having the Common Stock delivered pursuant to a Tranche Closing covered by the Prospectus and Registration Statement), the Company agrees to indemnify and hold harmless Bear Stearns from and against any loses incurred, directly or indirectly, as a result (including the costs of cover).

                5. Covenants of the Company. The Company covenants and agrees:

                (a) Prior to the termination of this agreement, the Company will not file any amendment to the Registration Statement or Prospectus unless the Company has furnished Bear Stearns a copy for its review prior to filing and will not file any such proposed amendment or supplement to which Bear Stearns reasonably objects. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) (if required) within the time period prescribed and on each Notice Date and will provide evidence satisfactory to Bear Stearns of such timely filing. The Company will promptly advise Bear Stearns (1) when the

Prospectus shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of this offering, any amendment to the Regis tration Statement (including any filing with the Commission of any document that is incorporated by reference) shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment to the Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institu tion or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                (b) If, at any time when a prospectus relating to the Common Stock is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the Rules and Regulations, the Company promptly will (1) notify Bear Stearns of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply copies of the Prospectus to Bear Stearns in such quantities as it may reasonably request.

                (c) The Company will arrange, if necessary, for the qualification of the Common Stock for sale under the laws of such jurisdictions as Bear Stearns may designate, will maintain such qualifications in effect so long as required for the distribution of the Common Stock and will pay any fee of the National Association of Securities

Dealers, Inc., in connection with its review of the offering; provided, that, in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to (a) service of process in suits, other than those arising out of the offering or sale of the Common Stock, in any jurisdiction where it is not now so subject or (b) subject it to taxation in any such jurisdiction.

                (d) During any applicable Lock-up Period, not to, directly or indirectly, or announce any intent to, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person during such period of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock other than, in each case, as applicable, (i) Common Stock, the issuance of which is permitted to satisfy the Company's dividend, conversion and redemption obligations (including in respect of any dividend make-whole payments or optional or provisional redemption payments) pursuant to the terms of the Series A Preferred Stock or Series B Preferred Stock, (ii) Common Stock, or options to purchase Common Stock, issued in connection with any employee stock option plan, stock ownership plan or dividend reinvestment plan, (iii) any transfers of warrants issued in connection with the Globalstar Credit Agreement or the Revolving Credit Agreement, or shares of Common Stock issuable upon exercise of such warrants, (iv) warrants issued in connection with the QUALCOMM Facility, (v) Common Stock issued pursuant to warrants outstanding on the date hereof, (vi) strategically driven private placements of the Company's Common Stock with strategic investors and (vii) Common Stock issued to Globalstar's partners, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Bear Stearns;

                (e) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

                (f) For a period of five years following the last Tranche Closing, the Company shall furnish to Bear Stearns copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the NASDAQ or any other principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any Rule or Regulation;

                (g) The Company shall apply the net proceeds from the sale of the Common Stock being sold by the Company as set forth in the Prospectus; and

                (h) The Company shall take such steps as shall be necessary to ensure that it shall not become an "investment company" within the meaning of such term under the Investment Company Act.

                (i) The Company agrees to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Common Stock and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement and any post-effective amendments thereof (including, in each case, exhibits and filings incorporated by reference), the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (iv) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Common Stock; (v) any filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Common Stock; (vi) any applicable listing or other fees;
(vii) the fees and expenses of
qualifying the Common Stock under the securities laws of the several jurisdictions and of preparing, printing and distributing a Blue Sky Memorandum; and (viii) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided, that, except as provided in this Section 5 and in Section 10 Bear Stearns shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Common Stock which they may sell and the expenses of advertising any offering of the Common Stock made by Bear Stearns.

                (j) The Company will not, prior to the earlier of (i) one year from the date of this agreement, (ii) the close of the Final Tranche or
(iii) any termination of this agreement pursuant to Section 9 hereunder, enter into any at-the-market (as defined in Rule 415) offering through any issuer other than Bear Stearns.

                6. Covenants of Globalstar. Globalstar covenants and agrees with Bear Stearns that:

                (a) During any applicable Lock-up Period, Globalstar shall not, except with the prior written consent of Bear Stearns, offer, sell or contract to sell or otherwise dispose of, directly or indirectly, or announce the offering of, any partnership interests, any options, rights or warrants with respect to such interests or any securities convertible into, or exchangeable for, such interests other than, in each case, as applicable, (i) partnership interests, the issuance of which is permitted to satisfy Globalstar's dividend, conversion and redemption obligations (including in respect of any dividend make-whole payments or optional dividend cash payments) pursuant to the terms of the Series A Preferred Stock or Series B Preferred Stock, (ii) partnership interests issued in connection with any of the Company's employee option plan, stock ownership plan or dividend reinvestment plan, (iii) any transfers of warrants issued in connection with the Globalstar Credit Agreement, or the Revolving Credit Agreement or partnership interests issuable upon exercise of such warrants, (iv) warrants issued in connection with the QUALCOMM Facility,
(v) partnership interests issued pursuant to options or warrants outstanding on the date hereof, (vi) strategically driven private placements of the partnership interests with strategic investors, (vii) the issuance of partnership interests to Globalstar's partners and, (viii) any other issuance of a number of partnership interests to GTL that corresponds to the number of shares of Common Stock issued by GTL pursuant to an offering permitted under
Section 5(d) hereof.

                (b) Globalstar shall apply the proceeds of the sale of its partnership interests to the Company substantially as set forth in the Prospectus.

                7. Conditions of Bear Stearns' Obligations. The obligations of Bear Stearns hereunder are subject to the accuracy, when made and on each Notice Date and Tranche Closing Date, of the representations and warranties of the Company and Globalstar contained herein, to the performance by the Company and Globalstar of their obligations hereunder and to the following additional terms and conditions:

                (a) Each Prospectus will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                (b) Bear Stearns shall not have discovered and disclosed to the Company on or prior to each such date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Bear Stearns, is material or omits to state a fact which, in Bear Stearns' opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Common Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for Bear Stearns, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                (d) On the date hereof and on each Tranche Closing Date there shall have been furnished to Bear Stearns an opinion of Willkie Farr & Gallagher, counsel to the Company and Globalstar, dated the date hereof or such Tranche Closing Date, as applicable, and in form and sub stance satisfactory to counsel for Bear Stearns, to the effect that:

                (i) Globalstar has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on Globalstar); and Globalstar has all requisite power and authority and, except as disclosed in the Prospectus, all material governmental authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Prospectus;

               (ii) To such counsel's knowledge, except as described in the Prospectus, the Company has not granted any outstanding options, warrants or commitments with respect to any shares of the capital stock of the Company, whether issued or unissued, and Globalstar, LQSS and LQP have not granted any rights or options to other persons with respect to partnership interests of Globalstar;

              (iii) The Common Stock conforms in all material respects to the description thereof contained in the Prospectus;

               (iv) To such counsel's knowledge, no litigation or governmental proceedings are pending or threatened against the Company or Globalstar which would adversely affect the Company's or Globalstar's ability to perform its obligations under this Agreement or is required to be disclosed in the Prospectus and which is not disclosed and correctly summarized therein;

                (v) This Agreement has been duly authorized, executed and delivered by the Company and Globalstar;

               (vi) The execution, delivery and performance by the Company and Globalstar of this Agreement, and the consummation by the Company of the sales of the Common Stock thereby will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Partnership Agreement or the amended and restated agreement of partnership of LQP dated as of March 23, 1994, as amended on March 24, 1998, the Service Provider Agreements, the Memorandum of Association or Bye-laws, the SS/L Agreement, the Qualcomm Agreement or any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or Globalstar is a party or by which they or their property is bound or (B) (assuming compliance with all applicable state securities and Blue Sky laws in those jurisdictions in the United States in which the Common Stock is being sold and compliance with all non-U.S. applicable securities laws and regulations of any country in which Common Stock may be offered or sold outside the U.S.) violate or conflict with any provision of law or regulation applicable to the Company (1) of the State of New York, (2) of the United States of America or (3) set forth in the Revised Uniform Limited Partnership Act of the State of Delaware;

              (vii) No consent, approval, authorization or order of any court, regulatory body, administrative agency or other governmental body is required to be obtained for the sale of the Common Stock as contemplated by the Prospectus under any provision of law or regulation applicable to the Company of the State of New York or the United States of America, except as may be required under the various state securities or Blue Sky laws or the consent of the Bermuda Monetary Authority;

             (viii) There is no restriction upon the voting or transfer of any Common Stock acquired hereunder pursuant to the Company's Memorandum of Association or Bye-laws, in each case as amended, or in any agreement or other instrument of which such counsel has knowledge except as described in the Prospectus; and no holders of securities of the Company have rights to the registration thereof under the Registration Statement except as described in the Prospectus;

               (ix) Such counsel has read all contracts referred to in the Registration Statement and the Prospectus and all other loan agreements to which the Company or Globalstar is a party of which such counsel has knowledge and to the extent material such contracts are fairly summarized as disclosed therein, conform in all material respects to the descriptions thereof contained therein, and are filed as exhibits thereto;

                (x) The statements set forth in the Prospectus under the heading "Taxation--United States Tax Considerations" insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein relating to the laws of the United States fairly present the information referred to therein with respect to such legal matters, documents and proceedings; the statements set forth therein under the heading "Description of Common Stock", insofar as such statements purport to summarize provisions of the Common Stock, provide a fair summary of such provisions;

               (xi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

              (xii) The Registration Statement and the Prospectus, as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to such Tranche Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations;

             (xiii) To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

              (xiv) The Partnership Agreement has been duly and validly authorized, executed and delivered by the Company, LQSS, Loral, and Loral/DASA Globalstar, L.P. and each of the Service Provider Agreements, the SS/L Agreement and the Qualcomm Agreement have been duly and validly authorized, executed and delivered by Globalstar and, to such counsel's knowledge, the other parties to each of the aforementioned agreements have authorized, executed and delivered such agreements and assuming such authorization, execution and delivery by such other parties, such agreements constitute valid and legally binding obligations enforceable against the parties thereto, except as enforceability may be limited by
        (I) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (II) Federal or state securities laws or principles of public policy with regard to rights to indemnity; provided, however, that no opinion need be given with respect to the enforceability of any provisions contained in the Partnership Agreement or the Service Provider Agreements which state that the parties thereto have agreed to further negotiate with respect to certain matters as specified therein;

               (xv) LQP has agreed to use the license to operate mobile satellite services in the 1610-1626.5 MHZ L-band and the 2483.5-2500 MHZ S-band granted by the FCC for the exclusive benefit of Globalstar;

              (xvi) After giving effect to the sale of the Common Stock by Bear Stearns as contemplated in the Prospectus, the Company will not be an "investment company" under the Investment Company Act.

             (xvii) The Partnership Agreement has been duly amended in accordance with the requirements thereof in a manner which permits the creation, issuance and sale by Globalstar of the ordinary partnership interests to be issued in connection with the offering of the Common Stock, and the making of distributions by Globalstar in respect thereof; no further consents, votes or approvals of Globalstar, or the partners in Globalstar, or any stockholders in such partners, are required pursuant to the Partnership Agreement and applicable Delaware law to give effect to such amendment other than those consents, votes or approvals (including the consent of the Committee, Consent of the Partners, the Consent of the Disinterested Partners and the consent of a GTL Independent Director (as such terms are defined in the Partnership Agreement)), which have been duly obtained; and

            (xviii)     the ordinary partnership interests to be issued and
        sold to the Company pursuant to the Partner ship Agreement have been duly and validly authorized, and when issued and delivered, in accordance with the terms of the Partnership Agreement, will be validly issued, fully paid and nonassessable and will constitute the valid and binding obligations of Globalstar.

                In rendering such opinions, such counsel may limit its opinion to the laws of the State of New York, the laws of the United States and the Delaware Revised Uniform Limited Partnership Act and as to matters of fact, such counsel may rely to the extent deemed proper, on certifi cates of responsible officers of the Company or Globalstar and public officials.

                Such counsel shall also make a statement to the following effect: In the course of preparation by the Company of the Prospectus, such counsel participated in conferences with certain officers of the Company and Globalstar, with the independent auditors of the Company's and of Globalstar's financial statements and representatives of Bear Stearns. While such counsel has not independently verified the accuracy, completeness or fairness of the statements made in the Prospectus and does not assume any responsibility therefor (except insofar as set forth in Section 7(d)(iii), (viii) and (ix) above and except for statements made therein related to such counsel), nothing has come to its attention that would lead it to believe that the Prospectus, as of the date hereof, or, for any opinion delivered on a Tranche Closing Date, throughout such Tranche Period (other than the financial statements and notes thereto and the supporting schedules and other financial data derived therefrom included or incorporated by reference therein or the matters addressed by the opinion of Crowell & Moring (set forth in Section 7(f) hereof) and matters addressed in the opinion of Appleby, Spurling & Kempe (set forth in Section 7(e) hereof) as to Bermuda law matters) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Such counsel may also state, in any opinion other than the opinion delivered on the date hereof, the extent to which such conferences, if any, have been limited.

                (e) On the date hereof there shall have been furnished to Bear Stearns an opinion of Appleby, Spurling & Kempe, counsel to the Company, dated the date hereof, and in form and substance satisfactory to counsel for the Bear Stearns to the effect that:

                (i) The Company has been duly incorporated as an exempted company and is validly existing as an exempted company in good standing under the laws of Bermuda, and has full power and authority and has obtained all Bermuda governmental authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Prospectus;

               (ii) Assuming that no more than 23,400,000 shares are sold pursuant to this agreement, the Company has authorized capital stock as set forth in the Registration Statement, and all the issued shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and not subject to further calls; the Common Stock has been duly authorized and, when delivered to Bear Stearns against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and not subject to further calls; the issuance of the Common Stock is not subject to any preemptive or similar rights under the Company's Memorandum of Association or Bye-laws, in each case as amended; the Common Stock conforms to the descriptions thereof in the Prospectus;

              (iii) To such counsel's knowledge, no litigation or governmental proceeding is pending or threatened against the Company in Bermuda which would adversely affect the Company's ability to perform its obligations under this Agreement;

               (iv) The execution, delivery and performance by the Company of this Agreement has been duly authorized and the consummation by the Company of the sale of the Common Stock in accordance therewith will not
        (A) conflict with the Company's Memorandum of Association or Bye-Laws, in each case as amended, or (B) violate or conflict with any provision of law or regulation of Bermuda applicable to the Company;

                (v) No consent, approval, authorization or order of any court, regulatory body, administrative agency or other governmental body is required to be obtained for the sale of Common Stock under any provision of law or regulation of Bermuda applicable to the Company or for the consummation of the transactions contemplated by this Agreement;

               (vi) There is no restriction upon the voting or transfer of any Common Stock pursuant to (A) the law of Bermuda, (B) the Company's Memorandum of Association or

        Bye-laws, in each case as amended, or (C) any agreement or other instrument of which such counsel has knowledge except as described in the Prospectus;

              (vii) The statements set forth in the Base Prospectus under the headings "Description of Common Stock--Bermuda Law", insofar as such statements describe the Common Stock and constitute a summary of the legal matters referred to therein fairly present the information referred to therein with respect to such legal matters;

             (viii) A final and conclusive judgment of a New York court under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty or in respect of multiple damages as defined in The Protection of Trading Interest Act, 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action for the debt evidenced by the New York court's judgment; assuming that (1) the court that gave such judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda and (2) such judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law, such counsel believes that, on general principle such a judgment would be enforceable in the Supreme Court of Bermuda; and enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment into Bermuda dollars, but the Bermuda Monetary Authority's policy is to give the consents necessary to enable recovery in the currency of the obligation;

               (ix) The submission by the Company to the jurisdiction of the State and federal courts sitting in the City of New York contained in this Agreement constitutes a legal, valid and binding obligation of the Company, provided that such submission is valid under New York law;

                (x) The choice of the laws of the State of New York to govern this Agreement is a valid choice of law under Bermuda law.

                (f) On each Tranche Closing Date, there shall have been furnished to Bear Stearns a letter of Appleby, Spurling & Kempe, dated such Tranche Closing Date, stating that Bear Stearns is, as of such Tranche Closing Date, entitled to rely on its opinion described in Section (7)(e), above, as if it were dated such Tranche Closing Date.

                (g) On the date hereof and on each Tranche Closing Date there shall have been furnished to Bear Stearns an opinion of Crowell & Moring, special communications counsel to the Company, dated the date hereof or such Tranche Closing Date, as applicable, in form and substance satisfactory to counsel for Bear Stearns to the effect that:

                (i) To such counsel's knowledge, except for the statements set forth in the Company's offering memorandum dated January 21, 1999, regarding the offering of the Series A Preferred Stock, under the heading "Regulation -- United States FCC Regulation" and the Annual Report of the Company for the fiscal year ended December 31, 1999, under the heading "Business--Licensing" or except as described in the Prospectus, there are no pending or threatened proceedings which could have a material adverse effect on the validity of the authorization for construction, launch and operation of the Globalstar satellite constellation;

               (ii) The FCC has authorized LQP to construct a mobile satellite system capable of operating in the 1610-1626.5/2483.5-2500 MHZ frequency bands, consistent with the technical specifications set forth in its application, the FCC's rules and the conditions set forth in the FCC's Order and Authorization (DA 95-128), released January 31, 1995, as modified by the Erratum, DA 95-373 (released February 29, 1996), as affirmed and modified by the Memorandum Opinion and Order, FCC 96-279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96-1924 (released November 19, 1996); and pursuant to FCC approval, LQP has assigned such authorization to L/Q Licensee, Inc.; however, such authorization is presently subject to modification, stay or revocation as a result of pending judicial appeals;

              (iii) The construction, launch and operation by Globalstar, of the Globalstar satellite constellation authorized by the Order and Authorization, DA 95-128 (released Jan. 31, 1995), as modified by the Erratum, DA 95-373 (released February 28, 1995), as affirmed and modified by the Memorandum Opinion and Order, FCC 96-279 (released June 27, 1996), as modified by the FCC's Order and Authorization, DA 96-1924 (released November 19, 1996), would not violate provisions of the Communications Act or the FCC's rules and policies thereunder relating to control of FCC authorizations, provided that L/Q Licensee, Inc. remains in ultimate control of the authorized facilities as defined by the rules and policies of the FCC and that there is no transfer of control of L/Q Licensee, Inc. without prior approval of the FCC, and

               (iv) That such opinion shall be considered true, valid and current throughout the duration of this agreement, unless counsel shall have delivered to Bear Stearns, and Bear Stearns shall have confirmed receipt of, notification to the contrary.

                (h) Bear Stearns shall have received from Cravath, Swaine & Moore, counsel for Bear Stearns, such opinion and letters, dated the date hereof, with respect to the issuance and sale of the Common Stock, the Registration Statement, the Prospectus and other related matters as Bear Stearns may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                (i) At the time of execution of this Agreement, Bear Stearns shall have received from Deloitte & Touche LLP ("Deloitte") a letter (the "Initial Letter"), in form and substance satisfactory to the Bear Stearns, addressed to Bear Stearns and the Board of Directors of the Company and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the

Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                (j) On each Tranche Closing Date, Bear Stearns shall have received from Deloitte a letter, addressed to Bear Stearns and the Board of Directors of the Company and dated such Tranche Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Tranche Closing Date, or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the Tranche Closing Date, the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter, (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter and (iv) updating the Initial Letter with any information which would have been included in such Initial Letter had it been given on such Tranche Closing Date.

                (k) The Company and Globalstar shall each furnish to Bear Stearns as of the date hereof and shall have furnished to Bear Stearns on each Tranche Closing Date a certificate, dated such date, of its (x) Chairman of the Board, its President or a Vice President and its chief financial officer or Treasurer or (y) the Chairman of the Board, the President or a Vice-President and the Chief Financial Officer or Treasurer of the Managing General

Partner of Globalstar (the "Officer's Certificate") stating that:

                (i)     The representations and warranties of the Company in
        Section 1 of this Agreement qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects as if made at and of the date hereof, or, if the Officer's Certificate is being delivered on a Tranche Closing Date, have been throughout the Tranche Period, true and correct provided, however, that in all cases any qualifications as to materiality shall be considered in the aggregate; the Company has in all material respects complied with all its agreements contained herein; and the Company has in all respects satisfied the conditions on its part to be complied with or satisfied at such date; and

               (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of such date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since such date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                (l) (i) Neither the Company nor Globalstar shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus at the date of the Agreement any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock, partnership interests or long-term debt of the Company or Globalstar or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and Globalstar, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Bear Stearns, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Common Stock being delivered on such Tranche Closing Date on the terms and in the manner contemplated in the Prospectus.

                (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended (which shall not include any limitation on program trading pursuant to the rules of the New York Stock Exchange) or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) (each a "Market Disruption Event") as to make it, in the judgment of Bear Stearns, impracticable or inadvisable to proceed with the public offering or delivery of the Common Stock being delivered on such Tranche Closing Date on the terms and in the manner contemplated in the Prospectus.

                All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and sub stance to Bear Stearns and its counsel. The Company shall furnish to Bear Stearns conformed copies of such opinions, certificates, letters and other documents in such number as Bear Stearns shall reasonably request. If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of Bear Stearns hereunder may be canceled at, or at any time prior to, each Tranche Closing Date, by Bear Stearns. Any such cancellation shall be without liability of Bear Stearns to the Company. Notice of such cancellation shall be given to the Company in writing, or by telecopy or telephone and confirmed in writing.

                8. Indemnification and Contribution. (a) The Company and Globalstar, jointly and severally, shall indemnify and hold harmless Bear Stearns, its officers and employees and each person, if any, who controls Bear Stearns within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Common Stock), to which Bear Stearns and each such officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Bear Stearns and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by Bear Stearns and each such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and Globalstar shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, in reliance upon and in conformity with written information concerning Bear Stearns furnished to the Company by or on behalf of Bear Stearns specifically for inclusion therein which information consists solely of the information specified in Section 8(e); and provided further that as to any Base Prospectus or any preliminary prospectus this indemnity agreement shall not inure to the benefit of Bear Stearns on account of any loss, claim, damage, liability or action arising from the sale of Common Stock to any person by Bear Stearns if Bear Stearns failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Base Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with
Section 5(c) herein. The foregoing indemnity agreement is in addition to any liability which the Company or Globalstar may otherwise have to Bear Stearns or to any officer, employee or controlling person of Bear Stearns.

                (b) Bear Stearns shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning Bear Stearns furnished to the Company by or on behalf of Bear Stearns specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which Bear Stearns may otherwise have to the Company or any such director, officer, employee or controlling person.

                (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure, and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party promptly notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by Bear Stearns, or by the Company, if the indemnified parties under this Section consist of the Company or Globalstar. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Globalstar on the one hand and Bear Stearns on the other from the offering of the Common Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Globalstar on the one hand and Bear Stearns on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the

Company and Globalstar on the one hand and Bear Stearns on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from a Tranche purchased under this Agreement (before deducting expenses) received by the Company and Globalstar, on the one hand, and the pro rata share of the commitment fee (which shall equal the Base Price multiplied by the number of Applicable Tranche Shares for such Tranche) and the total trading profits earned by Bear Stearns with respect to the shares of the Common Stock of such Tranche purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Common Stock of such Tranche under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and Globalstar or Bear Stearns, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Globalstar and information supplied by the Company shall also be deemed to have been supplied by the Globalstar. The Company and Globalstar and Bear Stearns agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 8(d) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (e) Bear Stearns confirms and the Company acknowledges that the statements with respect to the public offering of the Common Stock by Bear Stearns set forth on the cover page and in the "Plan of Distribution" section of the Prospectus are correct and constitute the only information concerning Bear Stearns furnished in writing to the Company by or on behalf of Bear Stearns specifically for inclusion in the Registration Statement and the Prospectus.

                9. Termination. The obligations of Bear Stearns hereunder may be terminated by notice given to and received by the Company after the closing of a Tranche but before the issuance of an additional Notice of Sale if, prior to that time, any of the events described in Sections 7(l) or 7(m), shall have occurred or if Bear Stearns shall decline to purchase the Common Stock for any reason permitted under this Agreement.

                10. Reimbursement of Bear Stearns' Expenses. If, on any Tranche Closing Date, the Company shall fail to tender the Common Stock for delivery to Bear Stearns by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of Bear Stearns' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse Bear Stearns for all reasonable out-of-pocket expenses (including the costs of cover and fees and disbursements of counsel) incurred by Bear Stearns in connection with this Agreement and the proposed purchase of the Common Stock, and upon demand the Company shall pay the full amount thereof to Bear Stearns.

                11. Assignment. Bear Stearns may assign all or any portion of its rights under this agreement to Bear Stearns & Co. Inc.

                12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                (a)     to the Company:

                                Cedar House
                                41 Cedar Avenue
                                Hamilton HM12
                                Bermuda

                                Attention:  Avi Katz

                (b)     to Globalstar:

                                3200 Zanker Road
                                San Jose, California 95164-0670

                                Attention:  Avi Katz

                (c)     to the Bear Stearns:

                                c/o Bear, Stearns & Co. Inc.
                                245 Park Avenue
                                New York, New York 10167

                                Attention:  Stephen D. Meyer, Senior
                                            Managing Director, Equity
                                            Derivatives Department

                13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon Bear Stearns and the Company and Globalstar. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control Bear Stearns within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of Bear Stearns contained in
Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                14. Survival. The respective indemnities, representations, warranties and agreements of the Company, Globalstar and Bear Stearns contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Common Stock and shall remain in full force and effect regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

                16. CONSENT TO JURISDICTION. EACH PARTY IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY ("RELATED PROCEEDINGS") MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK (COLLECTIVELY, THE "SPECIFIED COURTS"), AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION (EXCEPT FOR PROCEEDINGS INSTITUTED IN REGARD TO THE ENFORCEMENT OF A JUDGMENT OF ANY SUCH COURT (A "RELATED JUDGMENT"), AS TO WHICH SUCH JURISDICTION IS NON-EXCLUSIVE) OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES FURTHER AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LAWSUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY LAWSUIT, ACTION OR OTHER PROCEEDING IN THE SPECIFIED COURTS, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LAWSUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, BROADWAY, NEW YORK, NY 10019, AS ITS AGENT TO RECEIVE SERVICE OF PROCESS OR OTHER LEGAL SUMMONS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING THAT MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT IN THE CITY AND STATE OF NEW YORK.

                17. Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

                18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                Please confirm, by signing and returning to the Company two counterparts of this Agreement, that the foregoing correctly sets forth the agreement among the Company, Globalstar and Bear Stearns.


                                Very truly yours,

                                GLOBALSTAR TELECOMMUNICATIONS
                                LIMITED


                                By:  /s/    Richard J. Townsend
                                     --------------------------------
                                     Name:  Richard J. Townsend
                                     Title: Vice President and
                                            Chief Financial Officer






                                GLOBALSTAR, L.P. by LORAL/QUALCOMM
                                SATELLITE SERVICES, L.P., its
                                general partner by LORAL/QUALCOMM
                                PARTNERSHIP, L.P. its managing
                                general partner by LORAL GENERAL
                                PARTNER, INC. its general partner,


                                By:  /s/     Richard J. Townsend
                                     --------------------------------
                                     Name:   Richard J. Townsend
                                     Title:  Senior Vice President and
                                             Chief Financial Officer

Confirmed and accepted as of
the date first above mentioned:

BEAR, STEARNS INTERNATIONAL LIMITED


By:  /s/   Steve Meyer
     ----------------------------------
     Authorized Signatory